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                                                                      Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 27, 2000 (except with respect to the matter discussed in the Subsequent Events footnote, as to which the date is February 2, 2000), included in
R. R. Donnelley & Sons Company's Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement.






Chicago, Illinois
February 15, 2001